Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Marathon Digital Holdings, Inc. on Form S-3 of our report dated March 16, 2023, with respect to our audits of the consolidated financial statements of Marathon Digital Holdings, Inc. as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, and our report dated March 16, 2023 with respect to our audit of internal control over financial reporting of Marathon Digital Holdings, Inc. as of December 31, 2022 appearing in the Annual Report on Form 10-K of Marathon Digital Holdings, Inc. for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Our report on the consolidated financial statements refers to a restatement of previously issued financial statements and a change in the method of accounting for crypto lending arrangements.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP

Marcum LLP

Costa Mesa, CA

October 24, 2023